UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2023

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

From December 21, 2023, to December 27, 2023, White River Energy Corp (the “Company”) entered into Tax Credit Purchase Agreements (each, an “Agreement”) with third party purchasers pursuant to which the Company sold a total of $3,400,000 of United States federal trust fund tax credits (the “Credits”) in exchange for $1,700,000, which Credits the Company had acquired through a joint venture agreement as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2023.

The foregoing description of the Agreements and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by the full text of the Agreement, a form of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

From December 6, 2023, to December 26, 2023, the Company raised $6,393,345 by entering into Securities Purchase Agreements (each a “SPA”) with accredited investors (the “Purchasers”) whereby the Purchasers purchased a total of 8,228,244 Units from the Company, with each Unit consisting of one share of the Company’s common stock (for a total of 8,228,244 shares of common stock) and five-year warrants to two shares of Common Stock (the “Warrants”) (for a total of 16,456,488 Warrants), at a purchase price of $0.777 per Unit.

Each Warrant is exercisable at $1.00 per share for a period of five years from the earlier of (i) the effectiveness of a registration statement registering the resale of the common stock issuable upon exercise of such Warrants and (ii) December 31, 2023. The Company also entered into a Registration Rights Agreement with the Purchasers under which the Company agreed to register the sale by the Purchasers of the shares of Common Stock and Warrants by filing a registration statement on Form S-1 within 30 days after the final closing of the offering, and to cause such registration statement to be declared effective within 60 days thereafter.

The net proceeds from the offering, after offering expenses and related costs, will primarily be used for growth capital, working capital, repayment of indebtedness, the purchase of oil and gas mineral leases, and drilling oil of wells.

The foregoing description of the terms of the SPA, the Warrants, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, forms of which are incorporated by reference as Exhibits 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K.

The offer and sale of the Units pursuant to the SPA was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

		Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
10.1	Form of Tax Credit Purchase Agreement*	8-K	12/7/2023	10.1
10.2	Form of Securities Purchase Agreement*	8-K	12/6/2023	10.1
10.3	Form of Warrant*	8-K	12/6/2023	10.2
10.4	Form of Registration Rights Agreement*	8-K	12/6/2023	10.3
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: December 28, 2023	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer